SCOLR Pharma, Inc. Reports First Quarter 2010 Financial Results

BOTHELL, WA, April 29, 2010, - SCOLR Pharma, Inc. (NYSE AMEX: DDD) today reported financial results for the first three months ended March 31, 2010.

Stephen J. Turner, SCOLR Pharma’s President and CEO, said, “We're eager to maintain the momentum we have achieved thus far in 2010 on a number of our strategic, operational and financial goals.  A majority of our focus and effort in 2010 will be on supporting the launch of several extended release nutritional products through both our direct and indirect sales efforts, executing a successful ANDA review with subsequent commercialization of our 12 hour pseudoephedrine product, and managing our cost structure.

“Additionally, with our recent acquisition of the rights to the Nuprin® brand name, we are in a better position to move our ibuprofen product forward in this very large and growing global market, either with a partner, or alone.   We are also continuing our discussions with RedHill Biopharma Ltd. to pursue a definitive license agreement that would provide RedHill Biopharma with exclusive worldwide rights to market and sell Ondansetron tablet formulations based on our proprietary CDT® platform.   All of these opportunities and initiatives will benefit from the recently completed equity offering that strengthened our balance sheet.”

Highlights include the following:

•
We completed a private placement equity offering in March, selling an aggregate of 8,260,000 shares of our common stock at $0.50 per share and warrants to purchase an aggregate of 1,652,000 shares of our common stock at $0.75 per share.  Net proceeds of the offering were approximately $3.7 million after placement agent fees, expenses of registration, and other direct and incremental offering costs.

•
We recently acquired rights to the Nuprin® name in connection with sales of ibuprofen.  SCOLR purchased all right, title and interest of Advanced Healthcare Distributors, LLC to the Nuprin® name, including its portfolio of global registrations (exclusive of Canada).  Advanced Healthcare Distributors, LLC is an affiliate of CVS Caremark Corporation.

Total revenues for the quarter ended March 31, 2010 were $166,000, a decrease of 3% compared to $172,000 for the same period in 2009.

SCOLR has continued to make significant improvements to its operating efficiencies as compared to a year ago. For the quarter ended March 31, 2010, the Company's marketing and selling expenses decreased 66%, or $71,000 to $36,000, compared to $107,000 for the same period in 2009. Of this reduction in expense, $25,000 is due to a reduction in personnel and $42,000 reflects the impact of lower advertising and tradeshow expenses. General and administrative expenses decreased 46%, or $530,000 to $624,000 for the three months ended March 31, 2010, compared to $1.2 million for the same period in 2009, primarily due to lower personnel related costs, non-cash share based compensation expense, insurance premiums, and director and shareholder relations expense.

Research and development expenses decreased 59%, or $482,000 to $340,000 for the three months ended March 31, 2010, compared to $822,000 for the same period in 2009.

Net loss decreased $1.1 million to $833,000 for the three months ended March 31, 2010, compared to $1.9 million for the same period in 2009. The decreased net loss reflects lower operating expenses.

SCOLR Pharma had approximately $4.0 million in cash and cash equivalents, and $383,000 in restricted cash as of March 31, 2010. Based on our current operating plan, we anticipate that our existing cash and cash equivalents, together with expected royalties from third parties, will be sufficient to fund our operations into the second half of 2011, unless unforeseen events arise that negatively impact our liquidity.

About SCOLR Pharma:
Based in Bothell, Washington, SCOLR Pharma, Inc. is a specialty pharmaceutical company focused on applying its formulation expertise and patented CDT platforms to develop novel prescription pharmaceutical, over-the-counter (OTC), and nutritional products. Our CDT drug delivery platforms are based on multiple issued and pending patents and other intellectual property for the programmed release or enhanced performance of active pharmaceutical ingredients and nutritional products. For more information on SCOLR Pharma, please call 425-368-1050 or visit http://www.scolr.com/.

This press release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the Company’s ability to fund our operations into the second half of 2011, the Company’s anticipated strategic, operational, and financial goals, the Company’s planned focus in 2010, the success of its products in the marketplace, the impact of recent financings, and potential partnership opportunities for its product candidates. These forward-looking statements involve risks and uncertainties, including activities, events or developments that we expect, believe or anticipate will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including unanticipated costs and expenses associated with our product development, clinical activities and regulatory review,  reductions in our royalty revenues, our ability to create and maintain partnerships or other relationships, our ability to successfully complete research and development, our ability to raise additional funds, the continuation of arrangements with our product development partners and customers, competition, government regulation and approvals, and general economic conditions. For example, if we are not successful in raising additional capital or securing partnership arrangements, we may not be able to advance development and commercialize our products. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstance.

SCOLR Pharma, Inc.

CONDENSED BALANCE SHEETS
(In thousands)

	March 31, 2010 (Unaudited)	December 31, 2009
ASSETS
Current Assets
Cash and cash equivalents	$3,965	$1,176
Accounts receivable	145	269
Prepaid expenses and other assets	297	228
Total current assets	4,407	1,673

Property and Equipment — net of accumulated depreciation of $1,309 and $1,272, respectively	400	435
Intangible assets — net of accumulated amortization of $531 and $514, respectively	755	565
Restricted cash	383	438
	$5,945	$3,111

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$117	$47
Accrued liabilities	396	640
Deferred revenue	—	25
Total current liabilities	513	712

Deferred rent	188	198
Total liabilities	701	910

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, authorized 5,000,000 shares, $.01 par value, none issued or outstanding	—	—
Common stock, authorized 100,000,000 shares, $.001 par value 49,572,555 and 41,098,270 issued and outstanding as of March 31, 2010, and December 31, 2009, respectively	51	41
Additional paid-in capital	76,698	72,832
Accumulated deficit	(71,505)	(70,672)
Total stockholders’ equity	5,244	2,201
	$5,945	$3,111

SCOLR Pharma, Inc.

CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,
	2010	2009
Revenues
Licensing fees	$25	$—
Royalty income	141	172
Total revenues	166	172

Operating expenses
Marketing and selling	36	107
Research and development	340	822
General and administrative	624	1,154
Total operating expenses	1,000	2,083
Loss from operations	(834)	(1,911)

Other income (expense)
Interest income	1	9
Interest expense	—	(2)
Total other income	1	7
Net loss	$(833)	$(1,904)
Net loss per share, basic and diluted	$(0.02)	$(0.05)
Shares used in computing basic and diluted net (loss) income per share	43,140,968	41,098,270

Contacts:
Investor Relations:
SCOLR Pharma, Inc.
425.368.1050